UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 17, 2010
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 17, 2010, the Board of Directors of Developers Diversified Realty Corporation (the “Company”) appointed David J. Oakes, age 31, as Senior Executive Vice President and Chief Financial Officer of the Company effective as of February 17, 2010. In connection with the appointment, Mr. Oakes will receive a one-time promotion equity award of 50,000 restricted shares under the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (Amended and Restated as of June 25, 2009). The equity award will have a grant date of February 22, 2010 and will vest in 20% annual increments on February 22, 2010, 2011, 2012, 2013 and 2014. In addition, Mr. Oakes will receive a salary increase to $450,000 per year effective as of March 1, 2010.
     Mr. Oakes joined the Company as Executive Vice President of Finance and Chief Investment Officer in April 2007. Mr. Oakes was promoted to Senior Executive Vice President of Finance and Chief Investment Officer in December 2008. In February 2010, he assumed the additional role of interim Chief Financial Officer. Prior to joining the Company, Mr. Oakes served as Senior Vice President and portfolio manager at Cohen & Steers Capital Management from April 2002 through March 2007. In his role, he oversaw the firm’s global and international real estate securities portfolios. Previously, he worked as a research analyst in global investment research at Goldman Sachs, where he covered U.S. real estate investment trusts.
     A copy of the press release announcing this appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 18, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: February 22, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 18, 2010